EXHIBIT 23.1






                     ACCOUNTANTS' CONSENT



The Board of Trustees and Shareholders
Amli Residential Properties Trust:

We consent to the use of our report on the consolidated financial statements and schedule of Amli Residential Properties Trust as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein.





                              KPMG PEAT MARWICK LLP
                              KPMG Peat Marwick LLP



Chicago, Illinois
July 22, 1996